FOR IMMEDIATE RELEASE	TSX symbol: CTI

 CHEMOKINE RETAINS STRATEGIC GROWTH AS INVESTOR

RELATIONS ADVISOR IN THE UNITED STATES

Vancouver, BC (February 15, 2005) – Chemokine Therapeutics Corp. (Toronto Stock Exchange: CTI), a biotechnology company developing drugs in the field of chemokines and cytokines, announced it has retained Strategic Growth International, Inc. (“SGI”), a world-wide investor relations firm.

“Having recently completed our initial public offering, we wanted to enlist the resources of a major investor relations firm that is well known by growth company investors.  Strategic Growth’s expertise will help us to communicate with institutions interested in our chemokine and cytokine technology.  We are excited by the prospects for our lead products, CTCE-0214 and CTCE-9908, in the coming year and we look forward to sharing reports of our progress,” stated Hassan Salari, Ph.D. President & CEO of Chemokine Therapeutics Corp.

Founded in 1989, SGI is headed by Richard Cooper and Stanley Altschuler, two respected long-time Wall Street veterans, who have assembled an experienced team of investment/financial professionals.  Since its inception in 1989, Strategic Growth has developed particular depth in the biotechnology and health services sectors.

Leading this account for SGI is, Richard E. Cooper, Chairman and co-founder of Strategic Growth International, Inc.  Prior to his co-founding SGI, Mr. Cooper was a Managing Director at Salomon Brothers for five of his 14 years at the firm.

About Chemokine Therapeutics Corp. (www.chemokine.net)

Chemokine Therapeutics Corp. is a biotechnology company developing drugs in the field of chemokines and cytokines, a family of small, soluble proteins, primarily located within the bone marrow to regulate stem cell growth, differentiation and maturation. Chemokines and cytokines also play an important role in cancer and autoimmune disorders which can paradoxically contribute to the survival and growth of such diseases. Chemokine Therapeutics has two product candidates in clinical trials; CTCE-0214, for immune system recovery, and CTCE-9908, to prevent the spread of cancer and its continued growth.  In addition, Chemokine Therapeutics maintains a drug discovery program to identify new chemokine-based drug candidates. Pharmaceutical Product Development, Inc. (PPDI) and Procter & Gamble Pharmaceuticals, Inc. have signed strategic agreements with Chemokine Therapeutics to collaborate on research and development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Ian Harper, Chemokine Therapeutics Phone: (604) 822-0305 E-mail: iharper@chemokine.net Fax: (604) 822-0302 Internet: www.chemokine.net

U.S. Enquiries

Richard E. Cooper / Jennifer K. Zimmons, Ph.D.

Strategic Growth International
212-838-1444

jzimmons@sgi-ir.com

Canadian Media & Investors

Ross Marshall

The Equicom Group Inc.

Phone: (416) 815-0700 (Ext.238)

E-mail: rmarshall@equicomgroup.com

Fax: (416) 815-0080